EXHIBIT 4(c)
                                             ----------


[FORM OF FACE OF NOTE]

		Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OF OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



No.  __________                                              $__________

                     TEXAS INSTRUMENTS INCORPORATED

                          _______ % NOTE DUE 200_



     TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation (the "Issuer"), for value received hereby promises to pay to Cede and Co. or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, the principal sum of $__________ on February 1, 200_, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on February 1 and August 1 of each year, commencing August 1, 1996, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the February 1 or August 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest as been paid or duly provided for on these Notes, in which case from February 1, 1996, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Security register. Notwithstanding the foregoing, if the date hereof is after the 15th day of January or July, as the case may be, and before the following February 1 or August 1, this Note shall bear interest from such February 1 or August 1, provided, that if the Issuer shall default in the payment of interest due on such February 1 or August 1, then this Note shall bear interest from the next preceding February 1 or August 1, to which interest has been paid or duly provided or, if no interest has been paid or duly provided for on these Notes, from February 1, 1996. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such February 1 or August 1.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

     Dated:
                        TEXAS INSTRUMENTS INCORPORATED

[CORPORATE SEAL]        By _______________________________________

                        By _______________________________________

              [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                  CHEMICAL BANK,
                                  as Trustee


                                  By _________________________

                           [FORM OF REVERSE OF NOTE]

                          TEXAS INSTRUMENTS INCORPORATED

                             _____% NOTE DUE 200_



     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of April 15, 1988 (herein called the "Indenture"), duly executed and delivered by the Issuer to Manufacturers Hanover Trust Company, Trustee, to which Chemical Bank (herein called the "Trustee") is successor by merger, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the registered holders of the Securities (herein called the "Holders"). The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the _____% Notes Due 200_ of the Issuer, limited in aggregate principal amount to $________ (the "Notes").

      In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indentures shall (i) extend the final maturity of any Security, or reduce the principal amount thereof (including any premium thereon) or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or make the principal (including any premium) thereof, or interest thereon, payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or impair or affect the right of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or
(ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security affected.
It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal (including any premium) of or interest on any of the Securities. Any such consent or waiver by the Holder of this Note
(unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         The provisions for defeasance contained in Section 10.1(B) of the Indenture shall not apply to the Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal (including any premium) and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are not redeemable prior to maturity.

     The Notes are being issued by means of a book-entry system, with no physical distribution of certificates to be made except as provided in the Indenture. The Notes are issuable only in registered form, without coupons. One certificate will be issued for each $200,000,000 aggregate principal amount or portion thereof of the Notes, each registered in the name of the Depositary Nominee. The Issuer has designated DTC as the depositary with respect to the Notes, which has designated Cede & Co. as its nominee. The book-entry only system will evidence positions held in the Notes by DTC participants; beneficial ownership of the Notes in the principal amount of $1,000, or any integral multiple thereof, shall be evidenced in the records of such participants. Transfers of ownership shall be effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants.

     The Issuer and the Trustee will recognize Cede & Co., while the registered owner of this Note, as the owner of this Note for all purposes, including payments of principal of and interest on this Note, notices and voting. Transfers of principal and interest payments to beneficial owners of this Note by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. The Issuer will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by DTC, Cede & Co., its participants or Persons acting through such participants. While Cede & Co. is the owner of this Note, notwithstanding any provisions herein contained to the contrary, payments of principal of and interest on this Note shall be made in accordance with existing arrangements among the Trustee, the Issuer and DTC.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.


     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.



                                ASSIGNMENT

       FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________________________________________

_____________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated:_________________________


__________________________
NOTICE: The signature assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever.





______________________________
NOTICE: The signature must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to SEC rule 17 and d-15.